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                                                                     EXHIBIT T3B

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                                     BY-LAWS

                                       OF

                      WHEELING-PITTSBURGH STEEL CORPORATION

                      AS AMENDED THROUGH DECEMBER 29, 2000

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                                     BY-LAWS

                                       OF

                      WHEELING-PITTSBURGH STEEL CORPORATION

                                   (DELAWARE)

                      AS AMENDED THROUGH DECEMBER 29, 2000

                                    ARTICLE I
                                  STOCKHOLDERS

         SECTION 1.01. ANNUAL MEETINGS. Each annual meeting of the stockholders shall be held at such date and time, and at such place as may be fixed by resolution of the Board of Directors.

         SECTION 1.02. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors or the Board of Directors or the Secretary at the request of the holders of a majority of the voting power of all the then outstanding shares of voting stock. Special meetings shall be held at such time and place as may be designated in the call.

         SECTION 1.03. NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given at least ten and not more than sixty days prior to the date on which the meeting is to be held to each stockholder of record entitled to vote thereat. Each such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, shall briefly state the purpose or purposes for which the meeting is called. A written waiver of notice, signed either before or after the date and time fixed for the meeting by the person or persons entitled to such notice, shall be deemed the equivalent of such notice. Neither the business to be transacted at nor the purpose of the meeting need be specified in a waiver of notice of such meeting.

         SECTION 1.04. QUORUM. A quorum for the transaction of business is a majority of all of the shares entitled to vote, in person or represented by proxy. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Any meeting may be adjourned to a designated time and place, by vote of those present, whether or not there be a quorum, without further notice than announcement at the meeting at which adjournment is taken.

         SECTION 1.05. VOTING. At every meeting of stockholders each holder of record of issued and outstanding shares of voting stock of the corporation entitled to vote at such meeting shall be entitled to vote in person or by proxy and, except where a date has been fixed as the record date for the determination of stockholders entitled to notice of or to vote at such meeting, no holder of record of a share of stock which has been transferred on the books of the corporation within ten days next preceding the date of such meeting shall be entitled to notice of or to vote at such meeting in respect of such share so transferred. In all cases, any

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action of the stockholders at a meeting shall be taken and be valid upon majority vote of the shares present or represented by proxy, except as otherwise expressly provided by law or by the certificate of incorporation.

         SECTION 1.06. ACTION BY WRITTEN CONSENT. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the actions taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Where corporate action is taken in such manner by less than unanimous written consent, prompt notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto.

                                   ARTICLE II
                                    DIRECTORS

         SECTION 2.01. NUMBER AND ELECTION. The number of directors which shall constitute the full Board of Directors shall be fixed from time to time by resolution of the Board of Directors or by the holders of a majority of the voting power of all the then outstanding shares of voting stock, but shall be not less than three nor more than fifteen. Directors need not be stockholders.

         SECTION 2.02. REGULAR AND ANNUAL MEETINGS. An annual meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. Other meetings may be held at such intervals and at such time and place as shall from time to time be determined by the Board of Directors without other notice than such resolution.

         SECTION 2.03. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or by a majority of the Board of Directors, to be held on such day and at such time and place as shall be specified by the person or persons calling the meeting.

         SECTION 2.04. NOTICE OF MEETINGS. Except as otherwise expressly required by law, notice of the annual meeting or of any regular meeting of the Board of Directors need not be given. Except as otherwise expressly required by law, notice of every special meeting of the Board of Directors shall be given specifying the place, day and time thereof and the general nature of the business to be transacted thereat, either by being mailed on at least the third day prior to the date of the meeting or by being given personally or by telephone or other electronic means on at least the day prior to the date of the meeting. A written waiver of notice of a special meeting, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express purpose of objecting, when he enters the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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         SECTION 2.05. QUORUM AND MANNER OF ACTING. A quorum for the transaction of business is a majority of the full Board of Directors. If a quorum is not present at commencement of any meeting, the meeting may be adjourned from time to time by a majority of the directors present until a quorum shall be present. The directors present at a duly organized meeting may continue to do business notwithstanding the withdrawal of directors to leave less than a quorum present. Any matter shall carry upon majority affirmative vote of the members voting, with abstentions considered as not voting.

         SECTION 2.06. RESIGNATIONS. A director may resign by submitting his written resignation to the Chairman of the Board of Directors or to the Secretary. Unless otherwise specified therein the resignation of a director need not be accepted to make it effective.

         SECTION 2.07. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed at any time with or without cause by majority vote of the issued and outstanding shares of voting stock of the corporation.

         SECTION 2.08. VACANCIES. Any vacancy that shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or any other cause whatever shall be filled by vote of the Board of Directors, whether or not a quorum, and each person so elected shall be a director until he or his successor is elected by the stockholders at a meeting called for the purpose of electing directors, or until his prior death, resignation or removal.

         SECTION 2.09. COMPENSATION OF DIRECTORS. The corporation may allow compensation to its directors who shall not otherwise be in the employ of the corporation or any of its subsidiaries for their services, as determined from time to time by resolution adopted by the Board of Directors.

         SECTION 2.10. EXECUTIVE COMMITTEE. The Board of Directors may establish at such times as it shall determine an Executive Committee of such number of members of the Board of Directors as from time to time may be selected by the Board, to serve until the next annual or special meeting at which a class of directors is elected or until the respective successor of each is duly appointed. The Executive Committee shall possess and may exercise all the powers and authority of the Board of Directors in the management and direction of the business and affairs of the corporation, except as limited by law and except for the power to change the membership or to fill vacancies in the Board. The Board shall have the power at any time to change the membership of said Committee, to fill vacancies in it, to make rules for the conduct of its business, or to dissolve it.

         SECTION 2.11. OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees in addition to the Executive Committee, consisting of directors, to have and exercise such authority of the Board of Directors in the business and affairs of the corporation as the resolution of the Board of Directors creating such committee may specify. In the absence or disqualification of any member of such committee or committees, including the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the

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meeting in the place of such absent or disqualified member. The Chairman of the
Board shall, to the extent not a member thereof, be an ex-officio, non-voting member of each committee.

         SECTION 2.12 ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such Committee.

         SECTION 2.13 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chairman of all meetings of the Board of Directors. He shall keep in close touch with the administration of the affairs of the corporation and supervise its general policies. He shall see that the acts of the executive officers conform to the policies of the corporation as determined by the Board of Directors and shall perform such other duties as may from time to time be designated to him by the Board of Directors.

                                   ARTICLE III
                                    OFFICERS

         SECTION 3.01. EXECUTIVE OFFICERS. The executive officers of the corporation shall be a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, such number of Executive Vice Presidents and Vice Presidents as may be determined by the Board of Directors, a Secretary, a Treasurer and a Comptroller, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person except the offices of Chief Executive Officer and Secretary and except the offices of Treasurer and Comptroller. Each executive officer shall be elected by and hold office at the pleasure of the Board of Directors, and his compensation shall be fixed from time to time by the Board of Directors.

         SECTION 3.02. ADDITIONAL AND ASSISTANT OFFICERS. The Board of Directors from time to time may elect such additional officers and such assistant officers of the Corporation to serve at will or for such periods, have such authority and perform such duties, as shall be determined by the Board of Directors. Subject to the power and authority of the Board of Directors, the Chief Executive Officer may appoint divisional or regional officers who shall not be officers of the Corporation, such as a divisional or regional President(s) or Vice President(s), as he may deem advisable for the prompt and orderly transaction of the business of the Corporation, to perform such duties and have such responsibilities as may be assigned from time to time by the Chief Executive Officer or the Board of Directors.

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         SECTION 3.03. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer
shall, subject to the direction of the Board of Directors, have supervision of and responsibility for all the property, business and affairs of the corporation and shall see that the policies and programs adopted or approved by the Board of Directors are carried out.

         SECTION 3.04. THE CHIEF OPERATING OFFICER. The Chief Operating Officer shall, subject to the control of the Board of Directors and the Chief Executive Officer, have active management and supervision over the day to day business of the corporation and shall see that the policies and programs adopted or approved by the Board are carried out.

         SECTION 3.05. THE PRESIDENT. The President shall, subject to the control of the Board of Directors and Chief Executive Officer, have general charge of the business affairs of all corporation and in the absence of the Chief Operating Officer, also serve as the Chief Operating Officer.

         SECTION 3.06. THE EXECUTIVE VICE PRESIDENTS, VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS. Each Executive Vice President and each Vice President shall have and exercise such powers and duties as from time to time may be conferred upon them by the Board of Directors or by the Chief Executive Officer.

         One or more Assistant Vice Presidents, if elected by the Board of Directors, shall assist any Vice President in the performance of his duties and shall also exercise such further powers and duties as from time to time may be conferred upon or assigned to them or any of them by the Board of Directors or the Chief Executive Officer of the corporation.

         SECTION 3.07. THE SECRETARY AND ASSISTANT SECRETARY. It shall be the duty of the Secretary (a) to keep or cause to be kept an original or duplicate record of the proceedings of the stockholders and the Board of Directors and a copy of the certificate of incorporation of the corporation and of these by-laws; (b) to attend to the giving of notices of the corporation as may be required by law or these by-laws; (c) to be custodian of the corporation's contracts, policies, leases, deeds and other indicia of title, and all other non-financial business records; (d) to be custodian of the seal of the corporation and see that the seal is affixed to such documents as may be required; (e) to have charge of and keep at the principal executive office of the corporation, or cause to be kept at the office of a transfer agent or registrar, the stock books of the corporation, and an original or duplicate stock ledger, giving the names of the stockholders in alphabetical order and showing their respective addresses, the number and classes of shares held by each, the number and date of each certificate issued for shares and the date of cancellation of every certificate surrendered for cancellation; and (f) to perform all duties incident to the office of Secretary and such other duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.

         One or more Assistant Secretaries, if elected by the Board of Directors, shall assist the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be conferred upon or assigned to them by the Board of Directors or the Chief Executive Officer of the corporation. At the direction of the Secretary or in his absence or disability an Assistant Secretary shall perform the duties of the Secretary.

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         SECTION 3.08. THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer
shall provide and maintain, subject to the direction of the Board of Directors, financial and accounting controls over the business and affairs of the corporation. The Chief Financial Officer shall maintain adequate records of the assets, liabilities and financial transactions of the corporation, and shall direct the preparation of financial statements, reports and analyses. The Chief Financial Officer shall (a) see that the reports, statements, certificates and other documents required by law to be filed with public and other bodies are properly prepared and filed; (b) render to the Chief Executive Officer and the Board of Directors whenever they may require it an account of all his transactions as Chief Financial Officer; and (c) perform all duties incident to the office of Chief Financial Officer and such other duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.

         SECTION 3.9. THE TREASURER AND ASSISTANT TREASURER. It shall be the duty of the Treasurer (a) to be the principal officer of the corporation in charge of financial matters other than those for which the Comptroller is responsible; (b) to have charge and custody of and be responsible for the corporation's funds, securities and investments; (c) to cause to be disbursed the funds of the corporation by payment in cash or by checks or drafts upon the authorized depositories of the corporation and to cause to be taken and preserved proper vouchers for such disbursements; and (d) to receive, endorse for collection and give receipts for checks, notes, obligations, funds and securities of the corporation and to deposit moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the Board of Directors.

         One or more Assistant Treasurers, if elected by the Board of Directors, shall assist the Treasurer in the performance of his duties and shall also exercise such further powers and duties as from time to time may be conferred upon or assigned to them or any of them by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer of the corporation. At the direction of the Treasurer or in his absence or disability an Assistant Treasurer shall perform the duties of the Treasurer.

         SECTION 3.10. THE COMPTROLLER AND ASSISTANT COMPTROLLER. The Comptroller shall be responsible for the keeping of complete and accurate records of the business, assets, liabilities and transactions of the corporation, for the preparation of such financial statements of the corporation as may be required by law or requested by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer, for the supervision on behalf of the corporation of the audits made by independent accountants of the corporation's books, records and financial statements, and for all matters relating to the accounting by the corporation for its operations and financial position. The Comptroller shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

         One or more Assistant Comptrollers, if elected by the Board of Directors, shall assist the Comptroller in the performance of his duties and shall also exercise such further powers and duties as from time to time may be conferred upon or assigned to them or any of them by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer of the corporation. At the direction of the Comptroller or in his absence or disability an Assistant Comptroller shall perform the duties of the Comptroller.

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         SECTION 3.11. REMOVAL OF OFFICERS. Any officer of the corporation may be removed, either for cause or without cause, by affirmative vote of a majority of the full Board of Directors.

         SECTION 3.12. VACANCIES. Vacancy in any office or position by reason of death, resignation, removal, or any other cause shall be filled in the manner provided in this Article III for regular election or appointment to such office or position.

                                   ARTICLE IV
                         CONTRACTS AND OTHER INSTRUMENTS

         SECTION 4.01. All contracts and other instruments requiring execution by the corporation may be executed and delivered by any officer or assistant officer, subject to any limitation which may be expressed by resolution of the Board of Directors. Any person having authority to sign on behalf of the corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.

                                    ARTICLE V
                             SHARES OF CAPITAL STOCK

         SECTION 5.01. STOCK CERTIFICATES AND TRANSFERS. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the corporation may from time to time prescribe. The shares of the stock of the corporation shall be transferred on the books of the corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

         The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

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                                   ARTICLE VI
                               GENERAL PROVISIONS

         SECTION 6.01. OFFICES. The executive office of the corporation shall be at such place as the Board of Directors may designate.

         SECTION 6.02. CORPORATE SEAL. The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the corporation and the year and state of incorporation. Such seal may be used by causing it or a facsimile or reproduction thereof to be affixed to or placed upon the document to be sealed.

         SECTION 6.03. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year, or shall begin and end on such other days as shall be fixed by resolution of the Board of Directors.

                                   ARTICLE VII
                          INDEMNIFICATION OF DIRECTORS,
                             OFFICERS AND EMPLOYEES

         (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the laws of Delaware as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Article VII with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity

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in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise.

         (2) If a claim under paragraph (1) of this Article VII is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         (4) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         (5) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

         The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under the certificate of incorporation, any agreement, vote of stockholders or disinterested directors or

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otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the type referred to above and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII
                                   AMENDMENTS

         These by-laws may be altered, amended and repealed, and new by-laws may be adopted at any meeting of the Board of Directors or as provided in the certificate of incorporation or as otherwise provided by law.

01/04/01

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